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                                                                    Exhibit 99.4




                         [American Seafoods Letterhead]

BY EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                           American Seafoods Group LLC
                             American Seafoods, Inc.
                       Registration Statement on Form S-4

June 13, 2002


Ladies and Gentlemen:

         We have received a letter from Arthur Andersen LLP ("Andersen") in which Andersen represented to us that their audits of American Seafoods Group LLC and subsidiaries consolidated financial statements as of December 31, 2000 and 2001 and for the period from January 28, 2000 to December 31, 2000 and the year ended December 31, 2001, and of the combined financial statements of the Predecessor Business, as defined in Note 1 to those financial statements, for the year ended December 31, 1999 and for the period from January 1, 2000 to January 27, 2000, were subject to Andersen's quality control system for Andersen's U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the engagement and availability of national office consultation. Andersen also represented to us that availability of personnel at their foreign affiliates was not relevant to their audits.

                                 Very truly yours,


                                 AMERICAN SEAFOODS GROUP LLC

                                 By: /s/ Bernt O. Bodal.
                                     -----------------------------
                                     Name:  Bernt O. Bodal
                                     Title: Chairman and Chief Executive Officer


                                 AMERICAN SEAFOODS, INC.

                                 By: /s/ Bernt O. Bodal
                                     ----------------------------------
                                     Name:  Bernt O. Bodal
                                     Title: President and Treasurer